Education Management Corporation Reports Fiscal 2011 Fourth Quarter Results

PITTSBURGH, Aug. 3, 2011 /PRNewswire/ -- Education Management Corporation (NASDAQ: EDMC), one of the largest providers of post-secondary education in North America, today reported its financial results for the three months ended June 30, 2011. Net revenues were $695.4 million, an increase of 6.9% as compared to the fourth quarter of the prior fiscal year. Net income was $34.8 million, or $0.26 per diluted share. Excluding $2.6 million of expenses, net of tax, related to the extinguishment of our remaining senior subordinated notes and lease termination and restructuring costs, net income would have been $37.4 million for the quarter ended June 30, 2011, or $0.28 per diluted share.

Financial Highlights

  Net revenues for the three months ended June 30, 2011 increased 6.9% to $695.4 million, compared to $650.8 million for the same period a year ago. This increase was primarily driven by a 6.6% increase in April student enrollment.
  Reported net income for the fourth quarter of fiscal 2011 was $34.8 million, or $0.26 per diluted share, compared to net income of $47.9 million, or $0.33 per diluted share, for the same period a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) decreased 6.3% to $133.2 million in the fourth quarter of fiscal 2011.
  Excluding $3.0 million ($1.8 million net of tax) of expenses related to the extinguishment of our remaining senior subordinated notes and $1.3 million ($0.8 million net of tax) of lease termination and restructuring costs, net income for the three months ended June 30, 2011 was $37.4 million, or $0.28 per diluted share, while EBITDA decreased 5.9% to $133.8 million in the fourth quarter of fiscal 2011.
  At June 30, 2011, cash and cash equivalents were $403.2 million as compared to $373.5 million at June 30, 2010, with $79.0 million outstanding on the revolving credit facility at June 30, 2011.  The revolving credit facility was repaid in full on July 1, 2011.  There were no borrowings outstanding on the revolving credit facility at June 30, 2010.
  Cash flow from operations for the fiscal year ended June 30, 2011 was $399.7 million compared to $307.1 million in fiscal 2010. This increase in operating cash flows as compared to the prior year period was related to improved operating performance, the sale of our Education Finance Loan portfolio, and the effect of a management agreement termination fee paid in fiscal 2010.
  On a cash basis, capital expenditures were $138.1 million, or 4.8% of net revenues, for the fiscal year ended June 30, 2011 compared to $175.8 million, or 7.0% of net revenues, in the prior fiscal year.

Student Enrollment

At the start of the current July quarter, total enrollment at our schools was approximately 139,800 students, a 0.7% increase from the same time last year. Same-school enrollment (schools with enrollment for one year or more) increased 0.1% to approximately 139,000 students. The number of students enrolled in fully online programs decreased 0.3% to approximately 38,700 students.

	2011	2010	Percentage
	July	July	Change
Total enrollment (1)	139,800	138,800	0.7%
Same-school enrollment (2)	139,000	138,800	0.1%
Students enrolled in fully online programs (1)	38,700	38,800	(0.3%)

(1)  As a result of transitioning to a non-term academic calendar, beginning in July 2011 all students enrolled in fully online programs are measured based on those meeting attendance requirements over a two week period near the start of the fiscal quarter.  At July 2010, fully online students were measured based on those enrolled at a specific date at the start of a fiscal quarter.

(2)  Schools with enrollment for one year or more.

Our quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of our business has decreased over the last several years due primarily to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuation than campus-based programs. The first quarter is typically the lowest revenue recognition quarter due to student vacations.

Fiscal 2012 Guidance

Our guidance for fiscal 2012 excludes the impact of anticipated restructuring and non-operating expenses which may be incurred during the fiscal year, including approximately $5-$6 million of restructuring expenses anticipated to be recorded in the first quarter of fiscal 2012. Additionally, our guidance for fiscal 2012 incorporates our current expectations for margin pressures related to investments and changes resulting from the gainful employment rule; higher staffing levels to support the transition of the non-term academic structure and graduation focused team initiatives for our fully online students; the reduction in the average registered credits taken by fully online students due to changes associated with the non-term academic calendar structure; and company-wide centralization of certain student financial services.

1st Quarter – 3 months ending September 30, 2011

For the three months ending September 30, 2011, net income, EBITDA and diluted earnings per share are expected to be between $25 million and $28 million, $107 million and $113 million, and $0.19 and $0.22, respectively.

Annual – 12 months ending June 30, 2012

For the twelve months ending June 30, 2012, net income, EBITDA and diluted earnings per share are expected to be between $197 million and $207 million, $593 million and $613 million, and $1.49 and $1.57, respectively.

In fiscal 2012, capital expenditures are projected to be between 4.5% and 5.5% of net revenues, compared to 4.8% of net revenues in fiscal 2011.

The presentation of EBITDA, as well as the presentations excluding certain expenses, do not comply with U.S. generally accepted accounting principles (GAAP). For an explanation of EBITDA and EBITDA excluding certain expenses, and a reconciliation to net income, the most directly comparable GAAP financial measure, see the Non-GAAP Financial Measures disclosure in the financial tables section below.

Conference Call and Webcast

Education Management will host a conference call to discuss its fiscal 2011 fourth quarter on Thursday, August 4, 2011 at 9:00 a.m. (Eastern Time). Those wishing to participate in this call should dial 412-317-6789 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the internet at www.edmc.edu. A replay of the conference call will be available at www.edmc.edu for up to one year.

About Education Management

Education Management (www.edmc.edu), with approximately 158,300 students as of October 2010, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 105 locations in 32 U.S. states and Canada. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology.

Cautionary Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain words such as "anticipates," "believes," "estimates," "expects," "intends" or similar words indicating that future outcomes are not known with certainty and are subject to risk factors that could cause these outcomes to differ significantly from those projected. Forward-looking statements include, but are not limited to, statements related to the Company's future operating and financial performance, including the first quarter and annual guidance for fiscal 2012, and include statements regarding expected enrollment, revenue, expense levels, capital expenditures and earnings. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Some of the factors that could cause actual results to differ materially include, but are not limited to: changes in the overall U.S. or global economy; changes in enrollment or student mix; changes in average registered credits taken by students; our ability to maintain eligibility to participate in Title IV programs; increased or unanticipated legal and regulatory costs; changes in accreditation standards; the implementation of new operating procedures for our fully online programs; the implementation of program initiative in response to the U.S. Department of Education's new gainful employment regulation; adjustments to our programmatic offerings to comply with the 90/10 rule; and other factors discussed in our filings with the Securities and Exchange Commission, including those identified in the "Risk Factors" section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.

— Tables to Follow —

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS – FISCAL FOURTH QUARTER (Dollars in millions, except earnings per share) (Unaudited)
	For the three months ended June 30,			For the twelve months ended June 30,
	2011	2010	% change	2011	2010	% change
Net revenues	$695.4	$650.8	6.9%	$2,887.6	$2,508.5	15.1%

Costs and expenses:
Educational services (1)(4)	367.4	333.0	10.3%	1,480.8	1,267.1	16.9%
General and administrative (5)	194.8	175.6	10.9%	759.0	667.1	13.8%
Management fees paid to affiliates (6)	0.0	0.0	n/m	0.0	32.1	n/m
Depreciation and amortization	38.9	34.5	13.0%	146.5	123.4	18.7%
Total costs and expenses	601.1	543.1	10.7%	2,386.3	2,089.7	14.2%

Income before interest, loss on extinguishment of debt and income taxes	94.3	107.7	(12.5%)	501.3	418.8	19.7%
Interest expense, net	33.2	26.8	23.8%	120.7	121.5	(0.6%)
Loss on extinguishment of debt (2)	3.0	0.0	n/m	11.4	47.2	n/m

Income before income taxes	58.1	80.9	(28.2%)	369.2	250.1	47.6%
Provision for income taxes (3)	23.3	33.0	(29.5%)	139.7	81.6	71.1%

Net income	$34.8	$ 47.9	(27.4%)	$229.5	$168.5	36.2%

Diluted earnings per share	$0.26	$ 0.33		$ 1.66	$ 1.22
Weighted average number of diluted shares outstanding (000's)	133,188	143,993		138,316	137,667

The statement of operations above includes costs incurred in the three and twelve month periods of fiscal 2011 and fiscal 2010, as follows:

(1) Includes bad debt expense of $28.8 million and $27.0 million in the three months ended June 30, 2011 and 2010, respectively, and $134.6 million and $105.6 million in the twelve months ended June 30, 2011 and 2010, respectively. Also includes fair value adjustments to the Education Finance Loan portfolio of $21.5 million in fiscal 2011.

(2) In fiscal 2011, includes $5.7 million of non-cash acceleration of deferred financing fees and $5.7 million of debt extinguishment costs and premiums paid, of which $3.0 million was recorded in the three months ended June 30, 2011.  Also includes accelerated deferred financing fees of $5.6 million and a premium of $41.6 million paid to repurchase the senior subordinated notes in fiscal 2010.

(3) Includes the reversal of $3.5 million of uncertain tax position liabilities in the twelve month 2011 period and the reversal of $17.9 million of uncertain tax position liabilities in the twelve month 2010 period.

The statement of operations above includes costs incurred in fiscal 2010 associated with the initial public offering, as follows:

(4) Previously deferred stock-based compensation costs of $2.2 million.

(5) Previously deferred stock-based compensation costs of $13.0 million and $0.9 million in other costs.

(6) Management agreement termination fee of $29.6 million.

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES SELECTED CASH FLOW STATEMENT DATA – FISCAL FOURTH QUARTER (Dollars in millions) (Unaudited)
	For the twelve months ended June 30,
	2011	2010	% change
Net cash flows provided by operations	$399.7	$ 307.1	30.2%
Capital expenditures (1)	(138.1)	(175.8)	(21.4%)
Common stock repurchases	(222.3)	(2.2)	n/m
(1) Represents cash paid for long-lived assets

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES SELECTED BALANCE SHEET DATA – FISCAL FOURTH QUARTER (Dollars in millions) (Unaudited)
	As of June 30,
	2011	2010
Cash and cash equivalents	$ 403.2	$ 373.5
Current assets	769.5	693.0
Total assets	4,555.0	4,511.6
Revolving credit facility	79.0	--
Other current liabilities	457.9	507.2
Long-term debt (including current portion)	1,478.9	1,538.7
Shareholders' equity	2,103.9	2,076.7

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
Reconciliation of Net Income to EBITDA
(Dollars in millions) (Unaudited)

Non-GAAP Financial Measures

EBITDA, a measure used by management to measure operating performance, is defined as net income plus interest expense, net, loss on extinguishment of debt, provision for income taxes and depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We also present net income and EBITDA after adjusting for certain expenses detailed below, which also are non-GAAP financial measures. Management believes this presentation is also helpful in highlighting trends in our business because it excludes non-operating expenses. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures of other companies.

	For the three months ended June 30,			For the twelve months ended June 30,
	2011	2010	% change	2011	2010	% change
Net income	$ 34.8	$47.9	(27.4%)	$ 229.5	$168.5	36.2%

Interest expense, net	33.2	26.8	23.8%	120.7	121.5	(0.6%)
Loss on extinguishment of debt	3.0	0.0	n/m	11.4	47.2	n/m
Provision for income taxes	23.3	33.0	(29.5%)	139.7	81.6	71.1%
Depreciation and amortization	38.9	34.5	13.0%	146.5	123.4	18.7%
EBITDA - reported	$ 133.2	$ 142.2	(6.3%)	$647.8	$542.2	19.5%

Management agreement termination fee	--	--	n/m	--	29.6	n/m
Previously deferred stock- based compensation costs	--	--	n/m	--	15.2	n/m
Fair market value loss on EFL loans in 3rd quarter of fiscal 2011	--	--	n/m	13.2	--	n/m
Restructuring and other costs	0.6	--	n/m	0.6	6.7	n/m
EBITDA excluding certain expenses	$ 133.8	$ 142.2	(5.9%)	$ 661.6	$ 593.7	11.4%

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES RECONCILIATION OF NON-GAAP MEASURES Reconciliation of Net Income to Net Income Excluding Certain Expenses (Dollars in millions) (Unaudited)
	For the three months ended June 30,
	2011	2010	% change
Net income, as reported	$ 34.8	$ 47.9	(27.4%)

Loss on extinguishment of debt, net of tax	1.8	--	n/m
Lease termination and restructuring costs, net of tax	0.8	--	n/m
Net income, excluding certain expenses	$ 37.4	$ 47.9	(21.9%)

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Fiscal 2012 First Quarter Guidance of Net Income to EBITDA

(Dollars in millions, except earnings per share) (Unaudited)

Fiscal 2012 Guidance – 1st Quarter

	For the three months ending September 30, 2011
	Low End	High End
Earnings per diluted share	$0.19	$0.22

Net income	$25	$28
Interest expense, net	$27	$27
Provision for income taxes	17	19
Depreciation and amortization	38	39
EBITDA	$107	$113

Reconciliation of Fiscal 2012 Annual Guidance of Net Income to EBITDA (Dollars in millions, except earnings per share) (Unaudited) Fiscal 2012 Guidance – Annual
	For the twelve months ending June 30, 2012
	Low End	High End
Earnings per diluted share	$1.49	$1.57

Net income	$197	$207

Interest expense, net	106	106
Provision for income taxes	131	138
Depreciation and amortization	159	162
EBITDA	$593	$613

NOTE:  Guidance for fiscal 2012 periods excludes the impact of restructuring and non-operating expenses which may be incurred during the fiscal year, including approximately $5-$6 million of restructuring expenses anticipated to be recorded in the first quarter of fiscal 2012.

FOR:	Education Management Corporation
COMPANY CONTACT:
James Sober, CFA
Vice President, Finance
(412) 995-7684